DRAFT DATED 05/09/94
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                           SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K




                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


                  Date Of Report (date of earliest event reported)
                                     May 13, 1994


                                UNIVAR CORPORATION
               (Exact name of registrant as specified in its charter)



         Delaware                    1-5858                   91-0816142
         --------                    ------                   ----------
           (State of                 (Commission               (IRS Employer
            Incorporation)            File Number)         Identification No.)


                                6100 Carillon Point
                            Kirkland, Washington 98033
                      (Address of principal executive office)


                 Registrant's telephone number, including area code:

                                  (206) 889-3400

Item 5. Other Events
- - --------------------

     Amendment of Agreements with The Dow Chemical Company
     -----------------------------------------------------

     On June 24, 1991, Univar Corporation (the "Registrant" or "Univar") and The Dow Chemical Company (Dow") entered into two agreements: (I) an Agreement of Purchase and Sale of Stock (the "Dow Purchase Agreement"), and (II) a Standstill Agreement (the "Dow Standstill Agreement"). [Copies of each of the Dow Purchase Agreement, and subsequent amendments to it, and the Dow Standstill Agreement, are filed with the Commission in File Number 1-5858 as Exhibits to various filings made by Univar under the Securities Exchange Act of 1934.] Univar and Dow have amended the Dow Purchase Agreement and the Dow Standstill Agreement as described below:

          A. Amendment of Dow Purchase Agreement
          --------------------------------------

     In accordance with the Dow Purchase Agreement as originally entered into between Univar and Dow on June 24, 1991, Univar sold 1,900,000 shares of its common stock to Dow at a price of $15.84 per share. In addition, Univar reserved the right to put to Dow between approximately 2,500,000 and 2,900,000 additional shares of common stock at a price that escalated over time, but which has reached a maximum price of $18.74 per share. The number of additional shares that could be sold depended on whether Pakhoed Investeringen B.V. ("Pakhoed") exercised its right to acquire shares from Univar at the same price as they were sold to Dow in order for Pakhoed to maintain its percentage share ownership in Univar. Univar believes Pakhoed will elect not to exercise its right to acquire said shares. Therefore, based on the manner in which the calculation of the number of additional shares to be sold is made, the actual maximum number of shares that Univar could put to Dow at this time is 2,509,371. In lieu of the unilateral right of Univar to put said additional shares of common stock to Dow, the parties have amended that aspect of the Dow Purchase Agreement as described below. Dow and Univar have executed an Amended and Restated Agreement of Purchase and Sale of Stock, a copy of which is included as
Exhibit 2 to this Form 8-K.

     In lieu of the put of 2,509,371 shares of common stock by Univar to Dow, Univar and Dow have agreed as follows:

               (I) Sale of Common Stock
               ------------------------

     On May 13, 1994, Dow purchased from Univar 2,000,000 shares of common stock at a price of $18.74 per share (a total purchase price of $37,480,000). Dow now holds 3,900,000 shares of common stock representing 18.02% of the issued and outstanding shares of Univar. In accordance with the Dow Standstill Agreement, Dow has the right to representation on Univar's Board of Directors proportional to its shareholdings. Accordingly, Dow would have the right to have two Dow-designated members on Univar's Board of Directors. However, notwithstanding that right, Dow has elected not to designate a second person to be a member of Univar's Board and will continue to only have one such representative.

               (II) Options For Series A Preferred Stock
               -----------------------------------------

     Univar has, by resolution of its Board of Directors, established a new class of preferred stock (the "Series A Preferred Stock"). A copy of the terms and conditions of the Series A Preferred Stock is attached hereto as Exhibit 4(ii). In summary, the Series A Preferred Stock has the following terms and conditions:

          (i) 105,000 shares of Series A Preferred Stock have been reserved for issuance;

         (ii) the shares of Series A Preferred Stock shall not have any right to vote on any matter presented to shareholders of Univar;

        (iii) the Series A Preferred Stock is not transferable until the shares have been converted to common stock;

         (iv)  dividends will be paid on each share of Series A
Preferred Stock in an amount equal to five times the dividend paid on each share of common stock (if, as, and when paid on the common);

          (v) there is no liquidation preference attached to the Series A Preferred Stock;

         (vi) each share of Series A Preferred Stock is convertible at any time by the holder into five shares of common stock. Further, it can be so converted at any time after three years after issuance by Univar; and

        (vii) the Series A Preferred Stock can be redeemed in whole or in part by Univar at any time after its issuance for an amount equal to its issue price, plus any accrued and unpaid dividends.

     Dow and Univar have agreed that, at any time within the three year period ending May 12, 1997, Univar can put to Dow, or Dow can call, up to 101,874 shares of Series A Preferred Stock. The price per share will be $93.70. In the event of a call or put, either all or half of said 101,874 shares must be acquired. With respect to the conversions of the Series A Preferred Stock into Univar common stock, Univar has agreed in the Dow Standstill Agreement that it will not do so if, following said conversion, Dow would own in excess of 19.9% of the issued and outstanding common stock.

     Dow has agreed that it will pay to Univar $350,000 per year, in arrears, for each of the three years ending May 12, 1997, in the event Univar does not elect to put the Series A Preferred Stock to Dow, or in the event Dow does not call said Series A Preferred Stock. If there is a put or call of the Series A Preferred Stock during said three year period, the annual fee shall be prorated accordingly.

          B. Amendment of Dow Standstill Agreement
          ----------------------------------------

     In conjunction with the sale of 2,000,000 shares of common stock to Dow as described above, Dow and Univar have agreed to amend certain aspects of the Dow Standstill Agreement which was entered into between the parties as of June 24, 1991. Each of the amendments is reflected in the Amended and Restated Dow Standstill Agreement, a copy of which is attached to this Form 8-K as Exhibit 4(i), including the following material changes:


     (i) Univar has agreed that, if it agrees with one or more holders of common stock to repurchase some or all of the holders' shares, Dow will have a right to participate in such a buy-back on a pro-rata basis. Excluded from this participation right are transactions in which Univar might repurchase up to 1 million shares of common stock from Pakhoed or its affiliates on or before October 13, 1994.

    (ii) The current Dow Standstill Agreement provides that, until June 24, 1994, if Univar elects to exercise its right of first refusal to acquire shares of common stock that Dow elects to sell, Univar may pay Dow for such shares partly in cash and partly with a promissory note payable in full five years after it is issued. Under the Amended and Restated Dow Standstill Agreement, Univar will repay Dow entirely in cash in the event Univar exercises its right of first refusal.

    (iii) If Univar proposes to register shares for a public offering, Dow has, under the current Dow Standstill Agreement, certain "piggy back" registration rights that allow Dow to register and sell shares of Univar common stock owned by Dow, provided that the number of shares Dow may sell in such an offering is reduced if a managing underwriter concludes that a reduction (i.e., a "cutback") is desirable to permit the orderly distribution and sale of the securities being offered. Under the Amended and Restated Dow Standstill Agreement, in the event there is a cutback, Dow shall be able to participate in such an offering by including not less than its pro rata portion (based on the then current percentage of outstanding common shares held by it) of the total amount that the underwriter concludes can be sold to the market in the offering.

    (iv) Under the current Dow Standstill Agreement, Dow is given the right to demand that Univar register shares that Dow wishes to sell to the public. Univar must do so not more than once per year and the underwriter to manage such an offering is to be jointly selected by Dow and Univar. Under the Amended and Restated Dow Standstill Agreement, a demand registration may be required by Dow up to two times per year and the managing underwriter will be selected by Dow, subject to the reasonable approval by Univar of Dow's selection.

     (v) A provision has been added to the Dow Standstill Agreement that grants to Dow the equivalent of "piggy back" registration rights in those instances where Univar elects to make a private placement of its common stock for cash or readily marketable securities in a transaction other than an acquisition. That is, Dow will have a right to have some additional shares owned by it included in a private placement to be undertaken by Univar in accordance with procedures, including a cutback right as described at paragraph (iii) above, corresponding to those that apply to a registered offering undertaken by Univar.


Item 7. Financial Statements and Exhibits
- - -----------------------------------------

   (c)  Exhibits.

        Exhibit No.                Exhibit

            2                      Amended and Restated Agreement Of
                                   Purchase and Sale of Stock Between
                                   Univar Corporation and
                                   The Dow Chemical Company dated May 13, 1994


            4(i) Amended and Restated Standstill Agreement between Univar Corporation and
                                   The Dow Chemical Company
                                   dated May 13, 1994

            4(ii)                  Terms and Conditions of Series A
                                   Preferred Stock







SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNIVAR CORPORATION


Dated:  May 13, 1994                By   /s/ Gary E. Pruitt
                                        --------------------------
                                        Vice President-Finance and
                                        Treasurer